Notice of Guaranteed Delivery
            (Not to be Used for Signature Guarantees)
                               for
                 Tender of Shares of Common Stock

                                of
                     Bryan Steam Corporation
                                at
                      $152.00 NET PER SHARE
                                by
                 Burnham Acquisition Corporation
                   a wholly-owned subsidiary of
                       Burnham Corporation


      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of Common Stock, par value $10.00 per share (the "Shares"), of Bryan Steam Corporation, a New Mexico corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach IBJ Schroder Bank & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or overnight courier or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

              To: IBJ Schroder Bank & Trust Company

         By Mail:                          By Facsimile:
        P.O. Box 84                       (212) 858-2611
  Bowling Green Station           Confirm Facsimile by Telephone:
 New York, NY 10274-0084                  (212) 858-2103
Attention: Reorganization
       Department


                   By Hand/Overnight Delivery:
                         One State Street
                        New York, NY 10004
          Attention: Securities Processing Window, SC-1


      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN
ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF
INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH
ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or, in the case of book-entry transfers, an Agent's Message) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

      The undersigned hereby tenders to Burnham Acquisition Corporation, a New Mexico corporation ("Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 29, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereof, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:_____________    Name(s) of Record Holder(s):
Certificate Nos.
(if applicable):______________    ______________________________
                                     (Please Type or Print)
Check box if Shares will
be delivered by book-entry        Address(es):
transfer:
[ ] The Depository Trust          ______________________________
    Company                             (Include Zip Code)

Account Number:_______________    Area Code and
                                  Tel. No.:_____________________

                                  Signature(s):_________________

                                  Dated:________________________



         THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                            GUARANTEE
            (Not to be Used for Signature Guarantees)


The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates evidencing the Shares tendered hereby, in proper form for transfer, or Book- Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case together with delivery of a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date of execution of this Notice of Guaranteed Delivery. A "trading day" is any day except Saturday, Sunday or a U.S. federal holiday.

Name of Firm:___________________   _____________________________
                                      (Authorized Signature)

Address:________________________   Name:________________________
                                         (Please Print or Type)
        ________________________
           (Include Zip Code)      Title:_______________________

Area Code                          Date:________________________
and Tel. No.:___________________


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF
      GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT
      ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.